EXHIBIT 15.02

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Aços Villares S.A.

1.               We have audited the accompanying individual and consolidated balance sheets of Aços Villares S.A. (the “Company”) and subsidiaries as of December 31, 2006, and the related individual and consolidated statements of operations, changes in shareholders’ equity and changes in financial position for the year then ended. These individual and consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

2.               We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting practices used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3.               In our opinion, the financial statements referred in paragraph 1, present fairly, in all material respects, the individual and consolidated financial position of Aços Villares S.A. and subsidiaries as of December 31, 2006, and the results of their operations, the changes in shareholders’ equity (Company), and the changes in their financial position for the year then ended, in conformity with accounting practices adopted in Brazil.

4.               Our audits were performed for the purpose of forming an opinion on the basic financial statements referred to in paragraph 1 taken as a whole. The accompanying individual and consolidated statements of cash flows and value-added are presented in note 24 and 25 for purposes of additional analysis and are not a required part of the basic financial statements in accordance with accounting practices adopted in Brazil. Such statements have been subjected to the same auditing procedures referred to in paragraph 2 and, in our opinion, are fairly presented in all material respects in relation to the basic financial statements for the year ended December 31, 2006, taken as a whole.

5.               Accounting practices adopted in Brazil vary in certain significant respects from the International Financial Reporting Standards (“IFRS”).  The information relating to the nature and effect of such differences is presented in Note 26 to the financial statements. As described in Note 26, the reconciliations of the consolidated net income and shareholders’ equity for the year ended December 31, 2006 between accounting practices adopted in Brazil and IFRS does not represent a first-time adoption of IFRS since the Company has not presented a full set of financial statements prepared in accordance with IFRS and has not disclosed an explicit and unreserved statement of compliance with IFRS; accordingly, in the event the Company fully adopts IFRS in the future, the opening shareholders’ equity balance presented in such reconciliation may be different from that presented in Note 26.

6.               The individual and consolidated financial statements and supplemental information (statements of cash flows and value-added) for the year ended December 31, 2005, presented for comparative purposes, were audited by other independent auditors, whose audit report thereon, dated February 3, 2006 was unqualified.

São Paulo, July 2, 2009.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu Auditores Independentes